UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2012

SMF ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-21825	65-0707824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 W. Cypress Creek Rd., Suite 400	Fort Lauderdale, Florida	33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 308-4200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 16, 2012, SMF Energy Corporation (the “Company”) received correspondence from The NASDAQ Stock Market LLC (“Nasdaq”) that its staff, after reviewing the announcement by the Company that it had filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code, determined that the Company’s securities will be delisted from the Nasdaq Stock Market and that trading of the Company’s common stock will be suspended at the opening of business on April, 25, 2012. The determination of Nasdaq was pursuant to Listing Rules 5101, 5110(b), and IM-5101-1. Nasdaq has also advised the Company that it will be filing a Form 25-NSE with the Securities and Exchange Commission which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market. The Company does not expect to appeal the determination of Nasdaq. The Company’s Nasdaq symbol is FUEL, but in accordance with Nasdaq technical specifications may be shown as FUELQ so as to indicate the bankruptcy filing of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2012	SMF ENERGY CORPORATION

	By:	\s\ Soneet R. Kapila
Soneet R. Kapila, Chief Restructuring Officer

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